Calculation of Filing Fee Tables
S-3
M&T BANK CORP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.400% Fixed Rate/Floating Rate Senior Notes due July 30, 2035	457(r)	750,000,000	$ 1.00	$ 750,000,000.00	0.0001531	$ 114,825.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 750,000,000.00		$ 114,825.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 114,825.00
Offering Note
[1]	The filing fee is calculated in accordance with 457(o) and 457(r) of the Securities Act of 1933, as amended (the "Act"). In accordance with Rule 456(b) and 457(r) of the Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-274646 filed on September 22, 2023.